UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

INTERNET ACQUISITION GROUP, INC.

(Exact name of registrant as specified in its charter)

California	20-0624181
(State or Jurisdiction of	(I.R.S. Employer
Incorporation or organization	Identification No.)

302 Creekside Ct. E
Huntertown, Indiana	46748
(Address of Principal Executive Officers)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-122563

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock of Internet Acquisition Group, Inc. (the “Registrant”) is set forth under the heading “Description of Securities” in the prospectus forming part of the Registrant’s Registration Statement on Form SB-2 (File No. 333-122563), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission, which information is incorporated by reference herein. The final prospectus was filed pursuant to Rule 424(b) under the Securities Act of 1933, upon filing, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

Exhibit Number	Description
3i*	Articles of Incorporation
(a)Articles of Incorporation for Internet Acquisition Group, Inc(1)
3ii*	Bylaws Internet Acquisition Group, Inc(1)
(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form SB-2, as amended, originally filed on February 4, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNET ACQUISITION GROUP, INC.
Date: June 23, 2006
By:/s/ Matt Lettau
Matt Lettau
President and Chief Executive Officer (Principal Executive Officer and Chief Accounting Officer)